Exhibit 99.1

Asia Innovations Group Investor Presentation November 2022

Disclaimer 1 This presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination (the “Business Combination”) between Asian Innovations Group Limited (“ASIG” or the “Company”) and Magnum Opus Acquisition Limited (“Magnum Opus” or “OPA”) and related transactions and for no other purpose. No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law in no circumstances will ASIG, Magnum Opus or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this presentation have been obtained from third - party publications and sources as well as from research reports prepared for other purposes. Neither ASIG nor Magnum Opus has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. Such data is subject to change. In addition, this presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of ASIG, Magnum Opus or the Business Combination. Viewers of this presentation should each make their own evaluation of ASIG and Magnum Opus and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. The information in this presentation is highly confidential. The distribution of this representation by an authorized recipient to any other person is unauthorized. Any photocopying, disclosure, reproduction or alteration of the contents of this presentation and any forwarding of a copy of this presentation or any portion of this presentation to any person is prohibited. The recipient of this presentation shall keep this presentation and its contents confidential, shall not use this presentation and its contents for any purpose other than as expressly authorized by ASIG and Magnum Opus and shall be required to return or destroy all copies of this presentation or portion thereof in its possession promptly following request for the return or destruction of such copies by ASIG or Magnum Opus. By accepting delivery of this presentation, the recipient is deemed to agree to the foregoing confidentiality requirements. This presentation contains trademarks, service marks, trade names and copyrights of ASIG, Magnum Opus and other companies, which are the property of their respective owners. Forward Looking Statements This presentation may contain forward - looking statements within the meaning of section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and section 21E of the U.S. Securities Exchange Act of 1934 (“Exchange Act”) that are based on beliefs and assumptions and on information currently available to Magnum Opus and ASIG. These forward - looking statements are based on Magnum Opus’s and ASIG’s expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. In some cases, you can identify forward - looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward - looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including projections of market opportunity and market share, the capability of ASIG’s business plans including its plans to expand, the sources and uses of proceeds from the proposed transaction, the anticipated enterprise value of the combined company following the consummation of the proposed Business Combination, any benefits of ASIG’s partnerships, strategies or plans as they relate to the proposed Business Combination, anticipated benefits of the proposed Business Combination and expectations related to the terms and timing of the proposed Business Combination, are also forward - looking statements. Although each of Magnum Opus and ASIG believes that it has a reasonable basis for each forward - looking statement contained in this presentation, each of Magnum Opus and ASIG caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. These factors are difficult to predict accurately and may be beyond Magnum Opus’s and ASIG’s control. In addition, there will be risks and uncertainties described in the proxy statement/prospectus on Form F - 4 relating to the proposed Business Combination, which is expected to be filed by ASIG with the SEC and other documents filed by Magnum Opus or ASIG from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward - looking statements. There may be additional risks that neither Magnum Opus or ASIG presently know or that Magnum Opus and ASIG currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. In light of the significant uncertainties in these forward - looking statements, you should not regard these statements as a representation or warranty by Magnum Opus or ASIG, their respective directors, officers or employees or any other person that Magnum Opus and ASIG will achieve their objectives and plans in any specified time frame, or at all. Forward - looking statements in this presentation or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Magnum Opus or ASIG to predict these events or how they may affect Magnum Opus or ASIG. Except as required by law, neither Magnum Opus nor ASIG has any duty to, and does not intend to, update or revise the forward - looking statements in this presentation or elsewhere after the date this presentation is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward - looking statement made in this presentation may not occur. Uncertainties and risk factors that could affect Magnum Opus’s and ASIG’s future performance and cause results to differ from the forward - looking statements in this release include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination; the outcome of any legal proceedings that may be instituted against Magnum Opus or ASIG, the combined company or others following the announcement of the Business Combination; the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of Magnum Opus or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of Magnum Opus or ASIG as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; costs related to the Business Combination; changes in applicable laws or regulations; Magnum Opus’s estimates of expenditures and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments; the impact of the ongoing COVID - 19 pandemic; changes in laws and regulations that impact ASIG; ability to enforce, protect and maintain intellectual property rights; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in Magnum Opus’s final prospectus dated March 23, 2021 relating to its initial public offering and in subsequent filings with the SEC by Magnum Opus and ASIG, including the registration statement on Form F - 4 relating to the Business Combination expected to be filed by ASIG. Historical Financial Information and non - GAAP Financial Figures The 2020 and 2021 historical financial data included in this presentation has been prepared in accordance with the accounting principles generally accepted in the United States (“GAAP”) and are subject to updates based on an ongoing external audit in accordance with the Public Company Accounting Oversight Board standards. This presentation includes certain financial measures not presented in accordance with GAAP. These non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to financial measures under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly - tilted measures used by other companies. ASIG believes these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends. These non - GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments about which expense and income are excluded or included in determining these non - GAAP financial measures. Important Additional Information Regarding the Transaction Will Be Filed With the SEC This presentation relates to the proposed Business Combination between Magnum Opus and ASIG. This presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. ASIG intends to file a Registration Statement on Form F - 4 with the SEC, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Magnum Opus shareholders. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. Magnum Opus and ASIG will also file other documents regarding the proposed Business Combination with the SEC. This presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF MAGNUM OPUS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Magnum Opus and ASIG through the website maintained by the SEC at www.sec.gov. The documents filed by Magnum Opus and ASIG with the SEC also may be obtained free of charge upon written request to Magnum Opus Acquisition Limited, Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong.

Disclaimer (cont’d) 2 Participants in Solicitation Magnum Opus, ASIG and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from Magnum Opus’ shareholders in connection with the proposed Business Combination. You can find information about Magnum Opus’ directors and executive officers and their interest in Magnum Opus can be found in Magnum Opus’ Annual Report on Form 10 - K for the fiscal year ended December 31, 2021, which was originally filed with the SEC on February 17, 2022, as amended on February 23, 2022. A list of the names of the directors, executive officers, other members of management and employees of Magnum Opus and ASIG, as well as information regarding their interests in the Business Combination, will be contained in the Registration Statement on Form F - 4 to be filed with the SEC by ASIG. Additional information regarding the interests of such potential participants in the solicitation process may also be included in other relevant documents when they are filed with the SEC. You may obtain free copies of these documents from the sources indicated above. No Offer or Solicitation This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom. Trademarks and Trade Names ASIG and Magnum Opus own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The user or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with ASIG or Magnum Opus, or an endorsement or sponsorship by or of ASIG or Magnum Opus. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that ASIG or Magnum Opus will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Risk factors 3 ASIG and Magnum Opus are subject to a broad spectrum of risks and uncertainties that may lead to actual events, results or performance to differ materially from what is represented in this representation. Key risk factors include: Risks Related to ASIG’s Business and Industry ASIG has substantial operations in multiple jurisdictions and plan to continue increasing penetration of its products in its existing and new markets. If ASIG fails to meet the challenges presented by its international operations, its business, financial condition, results of operations and prospects may be materially and adversely affected. ASIG’s business is affected by changes in regional and global political, social and economic environments. ASIG’s international operations subject it to currency fluctuation risks relating to the different currencies in which ASIG conducts its operations and reports the results of its business, and its failure to manage these risks could adversely affect its business, financial condition, results of operations and prospectus. ASIG has a limited operating history in a new and dynamic industry, which may make it difficult to evaluate the viability and sustainability of its business and growth. ASIG may fail to maintain or grow the size of its user base or the level of engagement of its users. The markets in which ASIG operates are highly competitive, and ASIG faces competition in several major aspects of its business, with low switching costs and a consistent stream of new services and entrants. If ASIG fails to compete effectively, its business, financial condition, results of operations and prospects may be materially and adversely affected. The success of ASIG’s services will depend, in part, on its ability to access, collect, and use personal data about its users and subscribers. ASIG’s revenue growth is significantly dependent on average monthly paying users and ARPPU. If ASIG fails to grow or maintain its average monthly paying users and increase ARPPU, its business operation and financial results may be materially and adversely affected. As the distribution of ASIG’s services through app stores increases, ASIG may need to offset increasing app store fees by decreasing traditional marketing expenditures, increasing user volume, or monetization per user or by engaging in other efforts to increase revenue or decrease costs generally, or ASIG’s business, financial condition, results of operations and prospects could be adversely affected. ASIG may not be able to effectively prevent misconduct and misuse of its apps by its users and may be held liable for information or content displayed on, retrieved from or linked to its apps, which may adversely impact its brand image, business and operating results. If ASIG fails to develop, upgrade and apply its technologies to support and expand its business, its business may be materially and adversely affected. ASIG’s success depends, in part, on the integrity of third - party systems and infrastructure. ASIG’s business is dependent on the strength and market perception of its brands. If ASIG fails to maintain and enhance its brands, or if ASIG incurs excessive expenses in this effort, its business, financial condition, results of operations and prospects may be materially and adversely affected. Negative publicity involving ASIG, its users, content on its apps, its management or its business model may materially and adversely affect its reputation, business, financial condition, results of operations and prospects. Some of ASIG’s marketing initiatives, including celebrity and key opinion leader endorsement and use of social media, may adversely affect its reputation. Major mobile application distribution channels may interpret or change their standard terms and conditions in a manner that is detrimental to ASIG, or terminate their existing relationship with ASIG. Concerns about collection and use of personal data could damage ASIG’s reputation and deter current and potential users from using its products and services. ASIG could be liable for its users’ privacy being compromised which may materially adversely affect its reputation and business. ASIG may not be able to retain, grow or manage its streamers and maintain relationships with streamer agencies.

Risk factors (cont’d) 4 Risks Related to ASIG’s Corporate Structure ASIG relies upon contractual arrangements to establish control over certain entities and governmental authorities may determine that these arrangements do not comply with existing laws and regulations. ASIG relies on contractual arrangements with the PRC VIEs and the Taiwan VIEs and their respective shareholders for a significant portion of its business operations, which may not be as effective as direct ownership in providing operational control. The PRC VIEs and the Taiwan VIEs or their respective shareholders may fail to perform their obligations under ASIG’s contractual arrangements with them. ASIG does not have any insurance which covers the risks relating to the Contractual Arrangements and the transactions contemplated thereunder. The shareholders of the PRC VIEs and the Taiwan VIEs may have potential conflicts of interest with ASIG. Contractual arrangements in relation to the PRC VIEs and the Taiwan VIEs may be subject to scrutiny by the local tax authorities and they may determine that ASIG and/or the PRC VIEs or the Taiwan VIEs owe additional taxes. ASIG may lose the ability to use and benefit from assets held by the PRC VIEs and/or the Taiwan VIEs if such entities go bankrupt or become subject to a dissolution or liquidation proceeding. A substantial amount of costs and time may be involved in transferring the ownership of Yun Zhi Lian to Xing Yun Zhi and of Minerva Entertainment Tech to Minerva Tech under the Exclusive Option Agreements. Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law of the PRC and its Implementation Regulations and how they may impact the viability of ASIG’s current corporate structure, corporate governance and business operations. Risks Related to the Countries and Regions in Which ASIG Has Substantial Operations ASIG operates in various international markets, including certain markets in which it has limited experience. As a result, ASIG faces additional risks in connection with certain of its international operations. ASIG’s business is subject to evolving laws and regulations in various jurisdictions. Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect ASIG’s business, financial condition, results of operations and prospects. Several countries in which ASIG operates impose restrictions on foreign ownership of businesses. Changes in relevant laws and regulations or policies, or the interpretation or application of them, could materially and adversely affect its business, financial condition, results of operations and prospects. ASIG’s business is subject to inflationary pressures which may materially and adversely affect its business, financial condition, results of operations and prospects. The content contained within videos, audios and other content formats on ASIG’s apps is subject to complex government regulations. Regulation and censorship of information disseminated over the Internet may adversely affect ASIG’s business and subject ASIG to liability for information displayed on or linked to its website. There are uncertainties associated with laws or regulations in jurisdictions ASIG operates governing property rights of virtual assets and therefore it is not clear what liabilities, if any, ASIG may have relating to the loss of virtual assets by its users. Restrictions on virtual currency may adversely affect ASIG’s results of operations. ASIG’s online streaming services is restricted by PRC regulations from providing anchor and tipping services for minors, and a real - name registration system is required by these regulations. The PRC government has significant authority to intervene in or influence a company’s operations in mainland China, such as ASIG’s, at any time. The PRC government may exert more control over offerings conducted overseas by and/or foreign investment in PRC - based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in PRC - based issuers and ASIG were to be subject to such oversight and control, it may result in a material adverse change to its business operations, including its Hong Kong operations, significantly limit or completely hinder its ability to offer or continue to offer securities to investors, and cause its shares to significantly decline in value or become worthless. Uncertainties arising from the legal system in mainland China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder ASIG’s ability to offer or continue to offer shares, result in a material adverse change to its business operations, and damage its reputation, which would materially and adversely affect its financial condition, results of operations and prospects and cause its shares to significantly decline in value or become worthless . If additional remedial measures are imposed on the “Big Four” PRC - based accounting firms, including ASIG’s independent registered public accounting firm, in administrative proceedings brought by the SEC alleging such firms’ failure to meet specific criteria set by the SEC with respect to requests for the production of documents, ASIG could fail to timely file future financial statements in compliance with the requirements of the Exchange Act. ASIG’s securities may be delisted under the HFCAA if the PCAOB is unable to inspect its auditors for three consecutive years after ASIG is identified by the SEC as a Commission - Identified Issuer, or two consecutive years if the AHFCAA is enacted. The delisting of its securities, or the threat of its securities being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections could deprive investors of the benefits of such inspections. Risks Related to Magnum Opus and the Business Combination Magnum Opus’ independent registered public accounting firm’s report contains an explanatory paragraph that express substantial doubt about its ability to continue as a “going concern.” Magnum Opus may not have sufficient funds to consummate the Business Combination. Magnum Opus and ASIG may not be able to obtain Transaction Financing in connection with the Business Combination. Magnum Opus may be subject to securities class action and derivative lawsuits, which could result in substantial costs and may delay or prevent the Business Combination from being completed. Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination. Magnum Opus and ASIG will incur significant transaction and transition costs in connection with the Business Combination. Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect Magnum Opus’ business, including its ability to negotiate and complete its initial business combination, financial condition, results of operations and prospects. The foregoing summarizes certain of the general risks related to ASIG and Magnum Opus, and such list is not exhaustive. The foregoing list has been prepared solely for purpose of assisting interested parties in making their own evaluation with respect to the Business Combination and not for any other purpose. You should carefully consider these risks and uncertainties together with the other available information and should carry out your own diligence and consult with your own financial and legal advisors. A more expansive description of the key risk factors will be filed with the SEC as part of the Form F - 4 registration statement referred to above and in subsequent filings with the SEC, and such risk factors will be more extensive than, and may differ significantly from, the above summary.

P r esen t e r s Jonathan Lin Chairman & CEO Frank Han President Andy Tian Co - Founder & CEO Yun Ouyang Co - Founder & President 5

Unique partnership with public investors and private M&A practitioners to navigate public markets Accretive acquisition opportunities Emerging markets Social, e - commerce, games, and payments Social platforms as core Professional operational management Private M&A expertise which will optimize the performance and process to drive M&A Public investment & analysis capability with deep public buy - side, sell - side, and research relationships Experienced financial expertise Creates long - term shareholder value 6

Transaction summary Pro forma ownership (2) Overview ▪ The proposed business combination (the “Transaction”) between Asia Innovations Group Limited ("ASIG") and Magnum Opus Acquisition Limited ("OPA") provides for a post - money equity valuation of $2.5 bn for the combined company ▪ Transaction is expected to close in Q1 2023 subject to customary closing conditions and approvals ▪ 100% equity rollover by existing ASIG shareholders, with no secondary proceeds ▪ At closing of the Transaction, equity rollover by ASIG shareholders (1) is expected to represent ~90.5% of the combined company’s (2) equity value ▪ ASIG expects to receive estimated gross transaction proceeds of $200 mn in cash from OPA’s IPO proceeds held in trust (assuming no redemptions), plus up to $150 mn from a contemplated post - announcement capital raise (expected to be funded by new investors prior to closing of the Transaction) ASIG shareholders rollover at closing New investors (7) 7 6 . 7% OPA shareholders 8.0% Holders of OPA founder shares 1.5% ASIG existing shareholders 83.8% (1) Including both ASIG existing shareholders as of September 30, 2022, as well as New Investors who are expected to invest in ASIG in the contemplated (3) post - announcement capital raise and fund their investment prior to closing of the Transaction (2) Solely reflects cash from OPA’s IPO proceeds held in trust (assuming no redemptions) and does not include any proceeds from the contemplated post - announcement capital raise Equity rollover by ASIG shareholders immediately prior to closing of the Transaction includes existing ASIG shareholders as of September 30, 2022 and will remain fixed regardless of whether or not new investors participate in the ASIG contemplated post - announcement capital raise Cash balance excludes proceeds expected to be received by ASIG from the contemplated post - announcement capital raise Preliminary estimates of total transaction expenses of both ASIG and OPA “New Investors” refers to investors who are expected to invest in ASIG in the contemplated post - announcement capital raise, fund their investment prior to closing of the Transaction and elect to convert any convertible securities of ASIG they purchase in such capital raise into ASIG ordinary shares in connection with the closing (4) Assuming ASIG has 250 million ordinary shares issued and outstanding on a fully - diluted basis immediately after closing of the Transaction, which excludes (a) reserved shares for ASIG’s equity - based awards, (b) shares and warrants held by Magnum Opus Holdings LLC that are subject to earn - out arrangement, and (c) potential dilution from shares associated with the ASIG warrants converted from OPA’s private and public warrants at closing of (5) the T ran s a c t i on, and on the a s su m pt i on that a l l outstand i ng con v ert i b l e se c ur i t i es of AS IG i mm ed i ate l y before c l o s i ng w il l conv e rt i nto AS IG ord i nary (6) shares i n conne c t i on w i th the c l o s i ng. P ro for m a po s t - c l o s i ng o w nersh i p a s su m es ( i ) no rede m pt i ons by O P A pub li c shareho l ders, ( ii ) $150 m illi on (7) proceeds to ASIG from a contemplated post - announcement capital raise conducted through the issuance of convertible bonds; and (iii) cashless exercise of employee stock options pre - closing (calculated using the treasury stock method of accounting) Sources and uses (in US$ mn) Sources Cash in Trust (3) $200 .0 Equity rollover (4) $2 , 262 . 5 Founder shares of OPA $37 . 5 Total sources $2 , 500 . 0 Uses Cash to Balance Sheet $170 .0 Equity rollover (5) $2 , 262 . 5 Estimated transaction expenses (6) $30 . 0 Founder shares of OPA $37 . 5 Total uses $2 , 500 . 0

Executive summary 8

Creating social experiences, community, and utility for global emerging markets consumers Our vision 9

Key strengths for the combined company 1 We are in the right region 3 We have the right strategy 2 We have the right sector exposure 4 We have the right team to go public Rising mobile digital penetration Becoming the first cohort of EM consumer internet companies listed in the US Organic growth M&A expansion Global shareholder base Source: Shopify research, Frost & Sullivan, Newzoo, GroupM Notes: Terms abbreviated – Total Addressable Market (“TAM”); “E” in the context of financials refers to an estimate; Emerging markets ("EM") (1) (2) Expected TAM for 2024E Live Social Market represents video / voice centric, dating centric, and fan centric $149 bn Live social (2) $7 tn E - c o mm e r c e Large TAM (1) $116 bn Mobile games 10

ASIG in a snapshot Source: Company information (1) (2) Apart from the 5 key operating markets illustrated in the diagram, rest of the world (“RoW”) accounted for 3.4% of 2021 revenue As of Dec. 31, 2021 Live interaction focused social platforms Soc i al 3 social - enabled verticals 18 offices (2) 150+ countries & regions (2) 5 key operating markets (1) G a m es Next generation mobile social games E - commerce Direct - to - consumer social E - commerce platform 11

Leading social ecosystem across emerging markets Source: Company information Notes: Terms abbreviated – Average revenue per paying user (“ARPPU”) ; Monthly active user ("MAU") (1) (2) (3) (4) As of Dec. 31, 2021 Average daily time spent per active user, monthly data for Uplive in Dec. 2021 As of Dec. 31, 2021, MAU refers to unique users who used ASIG services at least once in a month. MAU YoY growth represents the growth of MAU in December 2020 to December 2021 For Uplive, represents all users who joined prior to the referenced year (i.e., 2020 figures refers to ARPPU generated in 2020 from users who joined the platform prior to 2020) M on e t i z a t i on 31%+ Growth in annual ARPPU (4) 2020 vs. 2021 100%+ 2021 revenue growth Scale 150+ Countries & regions (1) 480 mn+ Users (1) Engagement 35 mn+ MAUs with 48.1% YoY growth in 2021 (3) 70 minutes Average daily user time spent minutes/ day (2) 12

Our social-led ecosystem …

Live Social:
To socialize and connect

Strong synergies and know-how

Expanding to fulfil more consumer needs

Synergistic ecosystem fulfilling every consumer needs


Uplive
Lamour
CuteU
Lailai
Haya
Shared user base and referral
Similar influencers group and resources
Seamless technology infrastructure
Localized operation and know how
In-house payment aggregation platform
Games:
to entertain
E-commerce:
to shop for daily living
hekka.

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… designed for long-term cross promotions

Key cross-promotion strategies

- ✓ **Social platforms** must be large and mature enough to start cross-promoting
- ✓ **Games** are the easiest and best products to promote on social platforms
- ✓ **E-commerce** works on social if the business itself is already at scale and operating well







	Current: Social to in-app games	**Near future:** Social to mobile games	**Next 3 years:** Social to e-commerce
Milestones	▪ Social MAUs grew from 19.7 mn[1] to 30 mn+[2]	▪ Social MAUs is expected to grow from approximately 30 mn to 100 mn	▪ When e-commerce platform becomes sizable, scaled and proven
Cross promotion strategies	▪ Established in-app platform to cross-promote social users internally to in-app games ▪ Building up in-house expertise and user understanding for cross promotions	▪ Ability to cross-promote social users to standalone mobile games 	▪ Cross promotion via a combination of directly user link promotions, influencer promotions and directly in social app e-commerce widgets to buy

Effective user conversion and retention

Minimize disruption on user experience

Meaningfully increase ROI

Source: Company information
Notes:
(1) For the year ended December 31, 2020
(2) For the year ended December 31, 2021

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Our business model has diversified revenue streams Games Next generation mobile social games ▪ In app advertising ▪ In app purchases ▪ Publishing high - quality mobile social games from Asia to global market ▪ Casual and Mid - core categories E - commerce Direct - to - consumer social E - commerce platform ▪ User direct purchases ▪ Cross - region, direct - to - consumer online retailer ▪ 1 st party model, Hekka vets and controls all merchandises Social Live social platforms ▪ Virtual gifting ▪ Subscriptions ▪ Pay per use Real time, live video and voice interaction based social apps that meet a variety of user social needs ▪ Expressing themselves ▪ Watching live content ▪ Connecting with others Pr odu c t off eri n g R e v e nu e model 15

Our North Star: user engagement drives valuation of consumer internet platforms Source: Bloomberg. Market data as of Oct. 4, 2022 (1) Combined market capitalization of Meta, Apple, Amazon, Netflix, Alphabet and Microsoft as proxy of industry leaders in consumer and enterprise time spent 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% – 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2 4 6 8 10 12 14 16 18 2019 A 2020 A 2021 A 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E % of Non - Working / Waking Hours Market capitalization (in US$ tn) Time spent drives shareholder returns Time Spent Online Time Spent Offline MAANGM (1) 20 100% 16 Time spent online Time spent offline

Our strategy Accelerating Future Growth Providing Operational and User Base Synergies Benefiting from Secular Macro Tailwinds Emerging Markets Accretive Acquisition O ppo r t un i t i e s Live Social Platforms as Core Social E - c o mme r ce , Games, and Payments Driving Further Engagement and Monetization 17

Strong support by marquee institutional and individual investors

Institutional
Global TMT

KLEINER PERKINS

MSA

WICKLOW CAPITAL

Index Ventures

WHITE STAR CAPITAL

VENTECH

Individuals
Leaders in internet, emerging markets, finance



Fritz Demopoulos
Founder, Queens Road Capital
Co-founder/CEO, Qunar

Qunar.Com



Hugo Barra
CEO, Detect
Ex VP VR, Meta
Ex VP Global, Xiaomi

Meta



Guru Gowarappan
Co-founder, Bali Venture Partners
Ex CEO, Yahoo+ Verizon Media

verizon yahoo!



Sudesh Iyer
Co-founder, Sony Entertainment Television

SONY



Mike Krieger
CTO and Co-founder of Instagram

Instagram



Daniel Alegre
President and COO, Activision Blizzard
Ex President, Global Retail, Google

Activision Blizzard Google



Shishir Mehrotra
Co-founder/CEO, Coda
Ex CPO/CTO, Youtube

YouTube



Kester Ng
Co-CEO, Black Spade Acq.
CEO, GRE Invest. Advisors
Ex Chairman, JP Morgan ECM APAC

BLACK SPADE ACQUISITION J.P.Morgan

Source: Company Information

18

Investment highlights 19

Large TAM with promising growing potential in emerging markets Leading live social consumer brand and internet platform in emerging markets Diversified product strategy provides high engagement and organic growth Accretive acquisitions across ASIG’s verticals in emerging markets Partnership of enterprise builders with private and public market investors Key investment highlights Well positioned in high - growth emerging markets Ready to scale as a public company Source: Company information 1 2 3 4 5 20

Source: Shopify research, Frost & Sullivan, Newzoo, GroupM N ote: (1) Terms abbreviated – Total Addressable Market (“TAM”); “E” in the context of financials refers to an estimate Live Social Market represents video / voice centric, dating centric, and fan centric Live social (1) CAGR: 18% 2024E $149 bn 2020 $78 bn Mobile games CAGR: 8% 2024E $116 bn 2020 $87 bn E - commerce CAGR: 16% 2024E $7 tn 2020 $4 tn 1 1 . La r ge T AM and wh it e spac e i n eme r g i ng ma r ke t s… 21

…driven by highest value demographic cohorts and digitalization

Young, tech-savvy population …

Population median age[(1)]


42
28
Developed countries
Emerging markets

…rising mobile digital penetration…

Smartphone user base growth[(2)]


~5x
3%
16%
Developed countries
Emerging markets

…fast growing social monetization capability

Live social ARPU growth[(3)]


~3x
8%
21%
Developed countries
Emerging markets

Source: GSMA, Frost & Sullivan, Pew Research, Online Press
Notes: Terms abbreviated – Average Revenue Per User ("ARPU")
(1) Emerging markets median age calculated by the mathematical average of the median age in regions including Middle East, North Africa, South Asia, SE Asia and South America. Developed countries median age calculated by the mathematical average of the median age in US and EU
(2) YoY growth rate of 2020. Developed countries represented by the US
(3) Live social ARPU growth for 2018 –2024E

22

1 Becoming the first cohort of EM consumer internet companies listed in the US ASIG is the largest consumer internet company SPAC Merger announced YTD in 2022 from Emerging Markets (1) Source: Capital IQ Notes: (1) Until the Business Combination Agreement was announced in September 30, 2022. Consumer internet companies that cater to consumers taken from a list of NYSE - and NASDAQ - listed companies with the following industry classifications: Interactive Media and Services, Internet and Direct Marketing Retail, IT Services, Software, Interactive Home Entertainment, Educational and Training Software, Entertainment Software Consumer internet companies (1) D ecem b e r 2015 1 7 J une 202 2 Emerging Markets 32 91 US and Dev. Economies (2) (2) Includes all companies from footnote 1 except for companies included in the Emerging Markets groups 23

Source: Sensor Tower By YoY growth in downloads across Android and iOS platforms in 2021 By QoQ growth in revenue generated on Android platform for 4Q21 CuteU ranks 2 nd in global social dating apps by 2021 Android downloads (1) (2) (3) (4) Lamour ranks 4 th in global social dating apps by 2021 Android downloads Fastest growing live streaming app globally (1) Top 4 fastest growing (2) social app globally on Android Top 2 (3) social dating apps globally by downloads on Android Top 4 (4) social dating apps globally by downloads on Android 1 4 2 4 2 2 . Ma r ke t - l ead i ng apps ac r oss mu lti p l e geog r aph i es and ve rti ca l s i n t he EM 24 Up li v e L a mour Cut e U

Source: Company Information ▪ US Congressional recognition for Uplive’s service to the autism community ▪ Innovative Social App award from Rotana, one of the largest media groups in Middle East Global accolades … Partnerships with prominent global brands 4 2 . B ri ng i ng mob il e soc i al i nnova ti ons t o i ndus tr y l eade r s 25

Creating global leading brands via unique events and programs

Worldwide branding	Cross promotion	Localized events
	 	

up live
WORLDSTAGE Finals
SINGER IN TOP 20 PERFORMING LIVE ON WORLDSTAGE GRAND FINALS

up live

UPLIVE X HEKKA

ABS-CBN ENTERTAINMENT
Idol Philippines
SEASON 2
In Partnership with up live
SIMULA NGAYONG JUNE 25 and 26
SABADO AT LINGGO | 7 PM
Kapamilya channel
A2Z
TFC

Uplive WorldStage[1]:
Worldwide Annual Singing Competition

- Featuring celebrity judges including Paula Abdul
- **Global** media coverage
- Inspiring over **5,000 singers** worldwide to Uplive

New York Fashion Week:
Uplive X Hekka Runway Show

- First **cross-over** between Uplive and Hekka
- A preview for Uplive's future growth into a **multi-functional and diverse live social platform**

Idol Philippines:
Partners with Uplive for New Season

- **Cooperated with leading content provider in the Philippines** and sponsored Idol Philippines Season 2
- Attract users to subscribe Uplive for the audition process and updates of the program

Source: Company information
Note:
(1) Formerly known as 'Singing for the World'

26

3 Diversified product strategy…

Wide geographic presence

2021 revenue by region


3%
6%
20%
9%
11%
$265 mn
17%
16%
17%
Middle East and North Africa
East/South East Asia
Taiwan
Americas
Mainland China(1)
South Asia
Hong Kong & Macau
RoW

Diversified revenue model

Social Video / Voice / Dating	Games	E-commerce
▪ Virtual gifting and subscriptions	▪ In app advertising and purchases	▪ Direct purchases

Optimal coverage for all user demographics

✓ **Our product portfolio has continued to evolve to address demand from different type of users**


High
Pay rate
Low
MARPPU
High
Medium-high income users
Lower income mass market users
Lamour
Medium-high income users
hekka.
Higher income users

Source: Company information
Notes: Terms abbreviated – Monthly Average Revenue per Paying User ("MARPPU")
(1) Mainland China accounts for only 10.5% of 2021A revenue as business continues to focus on emerging markets

27

Longer user engagement… …bringing higher user retention … … and rapidly increasing ROI Source: Company information Notes: Terms abbreviated – Return on Investment (“ROI”) (1) Average daily time spent per active user; monthly data for Dec. 2020 and Dec. 2021 respectively; referring to Uplive users specifically (2) Average ROI: Cumulative gross profit over total user acquisition spend for 2017 to 2021 user cohorts YoY growth: 15% 2020 61 mi n s 2021 70 m i n s 3 3 . … p r ov i des h i gh engagement and o r gan i c g r ow t h 41% 94% 133% 192% Year 1 Year 2 Year 3 Year 4 Uplive average daily user time spent (1) Uplive payer retention by cohort Uplive average cumulative ROI by cohort (2) 58% 32% 21% 0% 1 0% 2 0% 3 0% 4 0% 5 0% 6 0% 7 0% 2 0 19 c oh o r t 2017 cohort 1 - Y ear 2018 cohort 2 - Y ear 2020 c oh o r t 3 - Year 28

3 Systematic geographic and product expansion supports rapid growth



2016
2017
2018
2019
2020
2021
2022
Expansion phases
Build up phase – geo expansion
Use social to build up global, multi-market operations
Scaling – product expansion
Scale to the largest consumer segments
Product expansion
Social(1)
Payments
E-commerce & Games
Geographic expansion(2)
Greater China(1)
SE Asia(1)
Middle East and North Africa
South Asia
N. America
S. America & RoW

Notes: Terms abbreviated – Rest of the World ("RoW")
(1) Started before 2016
(2) Indicates timing for the establishment of ASIG office(s) in each of the region

29

4 Public listing will empower and accelerate organic and inorganic growth

Virtuous Cycle Driving Sustained Growth and Profitability

To be among the first cohort of Emerging Market publicly listed consumer internet companies

+

Operations span key consumer verticals and emerging market regions

High organic growth at scale makes ASIG a partner of choice for targets to help realize their potential(1)

Organic

Public listing enhances global brand equity and awareness to accelerate ASIG's organic growth

Asia Innovations Group

Inorganic

Public listing creates a unique global platform and access to capital markets for smaller consumer Internet companies across Emerging Markets

Accretive acquisitions expand ASIG's organic revenue, profit, and operations in core verticals

Source: Company information
Note:
(1) Could be achieved through better monetization and/or horizontal and vertical expansion

30

4 Experienced team with process-driven framework for evaluating accretive M&A

Target selection criteria



Top 100-200 companies in a vertical
Revenue threshold
Profit margin threshold
P/E or P/S threshold

30+ **potential acquisition targets in emerging markets**



Social
Games
E-commerce

5-dimensional rating methodology for deep assessment



Management Team
Market
Capital Efficiency
Competitive Position
Synergy

- **Management team:** founder / core team assessments
- **Market:** market size and growth
- **Capital efficiency:** financial performance, ROI analysis and valuation
- **Competitive position:** relative financial performance / ROI analysis
- **Synergy:** quantify synergy to ASIG and to target

Supported by ASIG management team's track record in M&A at Zynga and Tencent, and further strengthened with OPA's public and private market experience

Source: Company information
Note: Terms abbreviated – Return on Investment ("ROI")

31

4 Lailai case study: ASIG's post merger integration & synergies in action

Lailai acquisition completed in April 2021

Revenue



Rapid growth
9 months 2021 revenue vs 2020 full year(1)
Asia Innovations Group
2020A
2021A (April to December)

Operating metrics

December 2021 vs. April 2021

1.6x higher MAUs

1.7x higher paying users

Proven synergies & post merger integration for Lailai

User acquisition	Integrated ASIG's ROI driven user acquisition framework for profitable growth
Global expansion	Enabled multi-market expansion
Business intelligence	Actively supported product development via data analytics
Technology	Provided back-end and front-end technology stack and libraries
HR management	Switched to ASIG's management, review process, and culture development programs
Finance	Integrated into ASIG's financial management and reporting systems

Source: Company information
Note: Terms abbreviated – Return on Investment ("ROI")
(1) Based on 2020 pre-acquisition target financial information and 2021 ASIG financial information

32

5 Partnership of enterprise builders with private and public market investors

Asia Innovations Group

Leading consumer internet and technology public company experiences



Andy Tian
Co-Founder & CEO

BCG Google
zynga



Yun Ouyang
Co-Founder & President

BCG Gaopeng 高朋 GROUPON
Tencent



Ning Liu
CTO

SK telecom



Darren Huang
CFO

Deloitte. Google
zynga

MAGNUM OPUS ACQUISITION LIMITED

Global public and private institutional investment expertise



Jonathan Lin
Chairman & CEO
Co-Founder and CIO, L2 Capital

MDP OCH-ZIFF



Frank Han
President
Co-Founder and Partner, L2 Capital

Blackstone THE CARLYLE GROUP Goldman Sachs



Kevin Lee
CFO
Co-Founder and Partner, L2 Capital

citi GALLANT genesis

Source: Company Information

33

Generating real ESG impact across emerging markets

Proactive

- Leverage our global reach, sizable KOL base and user base
- Empower under-privileged communities & Provide equal opportunity to thrive

18 mn
Uplive's total **EM** streamers since app launch

58%
of **EM** creators' monthly income are below US$200[1]

135%
YoY growth in **EM** creators pay in 2021

ASIG's ESG

Leveraging Our EM Focused Category Leading Social Apps

Proactive
EM Community Empowerment

Protective
Content Review and Protection

Protective

- Dedication to Content Oversight
- Ensure our platforms are used to promote positive, safe, fun and culturally appropriate content

AI-powered system reviews content

Dedicated content review team of ~400 members

Community-based reporting system for end-user content monitoring

Strict contractual penalties for content creators

Source: Company Information, Company streamer surveys
(1) Excluding income from ASIG; data as of Mar. 2022

34

Product overview 35

Uplive formed the foundation for our expanding social product portfolio

2016	2019	2019	2020
Uplive	**Haya**	**Lamour**	**CuteU**

2016 – Uplive

Live video

- Our flagship live video app
- The "root" of all other social apps in our ecosystem

2019 – Haya

Live voice

- Audio-only social app
- Inspired by local insights from Uplive in Middle East and North Africa where users are more comfortable socializing with only voice

2019 – Lamour

Social dating

- Video-based social dating app
- Making online dating more fun, visual, and interactive

2020 – CuteU

Social dating

- Second generation social dating app
- Immediate matching across regional and language barriers

Shared features across social apps

Virtual gifting



Many-many live video



Many-many live voice


HAPPY

In-app social games


Party
Games
Discover
PK
Nearby
Recent Games
Exciting entertainment!
More Games
Love Farm
Pet Garden

Real-time translation



36

Wider range of live video content and interactions Opportunity to earn from a bigger audience Video: Uplive is the fastest growing global live social platform O v er v iew ▪ Launched in 2016, Uplive is the top live video app in key markets globally − #1 fastest growing live streaming app globally by downloads (1) − #4 fastest growing social app globally by revenue on Android (2) ▪ Foundation l product driving platform v a l ue Leading audience a Highly engaged Young & diverse 290 mn Registered users (3) 70 Avg. user minutes / day (4) 150+ Countries and regions (3) 17 mn MAUs (4) 217 Avg. paying user minutes / day (4) 92% Streamers under 35 years old (3) 21 mn Registered streamers (3) 81.6% Average monthly new paying user retention rate (3) 45% Cross - border gifting interactions / total (3) Source: Company information, Sensor Tower N ote: (1) (2) (3) (4) Terms abbreviated – Monthly Active Users (“MAU”), Return on Investment (“ROI”) By YoY growth in downloads across Android and iOS platforms in 2021 By QoQ growth in revenue generated on Android platform for 4Q21 As of Dec. 31, 2021 Monthly data for Dec. 2021 Virtual gifting Social games S ub scri pt i on services Value added services Generate multiple revenue streams Content consumers ▪ As more creators join Uplive, they bring more of their fans to the platform ▪ More creators, more content, more fun ways to interact drive more overall organic user growth x Group social streaming x Curated streamers x UGC streamers x Social features such as games Provide social interactions and content ▪ More creators are incentivized to join the platform as the number of users increase ▪ This fosters constructive competition leading to higher - quality content and interactions with users Content creators 37

Dating: creating meaningful real - time connections O v er v iew Key performance indicators Dating user average daily time spent (3) Q 1 ' 20 Q 2 ' 20 Q 3 ' 20 Q 4 ' 20 Q 1 ' 21 Q 2 ' 21 Q 3 ' 21 Q 4 ' 21 (Minutes) 35 mins Source: Company information, Sensor Tower (1) (2) (3) By 2021 Android Downloads As of Dec. 31, 2021 Average daily time spent per active user ▪ Launched Lamour in 2019 and CuteU in 2020 ▪ CuteU is the #2 global social dating app by downloads on Android (1) Leading audience Highly engaged users 193 mn Registered users (2) 46% Response rate within 1 minute (2) #2 CuteU’s ranking in global social dating apps (1) 3.2 bn Accumulated “matches” (2) Web - based dating Mobile app - based dating Online social ASIG A pps Transactional dating focused on being a tool for physical meet ups Facilitates online interactions and socialization Online social discovery evolution 38

Voice: provides alternative live social interactions on global scale O v er v iew Key performance indicators (1) ▪ Launched Haya in 2019 and Lailai in 2021 ▪ Multi - participant voice - only interactive social platform December 2021 vs. April 2021 Source: Company information 1.6x higher MAUs 1.7x higher paying users (1) Refers to Lailai only 39

Games: leverage social foundation to capture a large TAM 68 1 16 2 0 19A 2 0 24E Global Consumer Spending on Mobile Games ($bn) Mobile Games is a Large Growing Market Clear Monetization Game Users Game Influencers ROI Based User Acquisition Methodology 6+ Years of Social Foundation Provides Natural Synergies & Edge Source: Newzoo 2021 Global Mobile Market Report 40 Uplive: 1 st to offer in - app social games directly integrated with live streaming

Games: led by a team with proven track record and extensive experience



Casual

+



Mid-core

ASIG game team

1. **Proven track record of developing high-revenue games prior to joining ASIG**

Game A
Strategy RPG

~US$ 75 mn annual revenue[(1)]

One of the most profitable titles for an Asian publisher in 2021

Game B
Turn-Based RPG

~US$ 50 mn annual revenue[(1)]

One of the top 3 ACG games published outside of Asia

Game C
3D Card RPG

~US$ 40 mn annual revenue[(1)]

Broke the Three Kingdoms card game records in the Japanese market

2. **Extensive experience with global mainstream IPs prior to joining ASIG**

3. **Core team from Zynga, Tencent, 37Games, and large Internet companies**

Tencent

zynga

37GAMES

Source: Company Information
Note: Terms abbreviated – Animation, Comics, and Games Subculture ("ACG")
(1) Annualised revenue shown represents the annual run rate for the period Jan. 2020 – Jun. 2021

41

Games: strong pipeline in both casual and mid - core categories 42 C as u a l M i d - c o r e Project Project Project Project Project Project Pr o j ect Project Project Kimi Rainbow Star Heroes Puzzle New Beat S to ries Kingdoms Detective 202 3 202 2 202 4 Project Name Comp. Games 20 2 2 0 3 23 Arcade, Simulation, Board Games 2022 2022 Puzzle, Social Action, Racing 2 2 0 0 2 2 4 4 Adventure, Role Play Comp. Games King's Cho ic e Raid: Shadow L e g e nds ~$50 - 80m ~$300 - 400m AFK Arena ~$200 - 500m Match M as t er s ~$70 - 90m Choices ~$70 - 120m State of S u r v i v a l ~$500 - 600m Tower of Fantasy ~$100 - 150m Illusion Conn ec t ~$20 - 40m RO: Idle Poring ~$30 - 60m Source: Company information, Google Play Store, press search Terms abbreviated – Role - Playing Game (“RPG”). Comparable Games (Comp. Games) N ote: (1) Figures shown are annualised revenue representing the annual run rates for the period Jul. 2021 – Oct. 2022 (King's Choice), Mar. 2019 – Oct. 2022 (Raid: Shadow Legends), Oct. 2020 – Oct. 2022 (Illusion Connect), Apr. 2019 – Oct. 2022 (AFK Arena), Feb. 2020 – Oct. 2022 (Match Masters), May. 2016 – Dec. 2017 (RO: Idle Poring), Sep. 2016 – Oct. 2022 (Choices), Jul. 2019 – Oct. 2022 (State of Survival), Dec. 2021 – Oct. 2022 (Tower of Fantasy)

E-commerce: Uplive x Hekka – well positioned to capitalize on the social commerce opportunity

The power of social commerce has been proven in east Asia

$3 bn — Record one-day sales figure achieved by just 2 top live streamers[1] in east ASIA

$400 bn — Sales generated by leading social commerce platforms in 2021 alone

Many countries are expected to quickly adopt social commerce

21 – 25 social commerce market size CAGR


Emerging markets
Developed markets
59%
30%
27%
25%
India
Brazil
UK
US

Future of Uplive x Hekka: integration of social connection and e-commerce transactions

Uplive x hekka.

Potential features

Content-driven Content created by brands or consumers that drive discovery, engagement, and calls to action	In-app store / catalog	Shoppable post	…
Experience-driven Shoppers participate in interactive shopping experiences along the journey	Gamification	Live-streaming	…
Network-driven People leverage their network to obtain bulk discounts, drive sales and earn commissions	Group buying	Referrals	…

Source: Company information, Accenture Research, SOCi
(1) Not associated with ASIG

43

Financial overview 44

Strong revenue growth in challenging macroeconomic conditions, demonstrating fundamental strength Financial overview 45 129 Group Revenue (US$ mn) +106% 265 2 0 20 2 0 21 Historical financial performance (US$) 2020 2021 YoY % Adjusted E B I TD A (1) ($31 mn) ($101 mn) NM Adjusted net loss (1) ($34 mn) ($110 mn) NM US GAAP operating loss ($31 mn) ($102 mn) NM Source: Company information; NM – Not meaningful Note: (1) The reconciliation tables are presented on the next page

Financial overview (cont’d) 46 Source: Company information Reconciliation of adjusted net loss For the Year Ended December 31 (In US$ mn) 2020 2021 Net loss (35.9) (142.8) Loss on extinguishment of a loan 1.0 - Changes in fair values of convertible notes, excluding impact of instrument - specific credit risk - 29.7 Changes in fair value of an equity - linked financial instrument 1.2 3.6 Adjusted net loss (33.7) (109.5) For the Year Ended December 31 (In US$ mn) 2020 2021 Net loss (35.9) (142.8) Interest expenses 2.4 5.9 Interest income (0.1) (0.0) Income tax expense 0.2 1.2 Depreciation of property and equipment 0.3 0.6 Amortization of intangible assets 0.0 1.1 Loss on extinguishment of a loan 1.0 - Changes in fair value of convertible notes, excluding impact of instrument - specific credit risk - 29.7 Changes in fair value of an equity - linked financial instrument 1.2 3.6 Adjusted EBITDA (30.7) (100.7) Reconciliation of adjusted EBITDA

Appendix 47

Emerging markets GDP has outperformed throughout economic, COVID and capital market cycles 4 . 4% 1 . 4% EM G7 5 . 9% 3 . 6% EM G7 5 . 6% 3 . 3% EM G7 Nominal GDP CAGR (1) 2013 – 2018 Pre - COVID Era 2019 – 2021 the COVID Era 2022E – 2027E Post - COVID Era 48 Source: IMF World Economic Outlook Database (Apr. 2022) N ote: (1) Emerging Markets comprise South America, Middle East, Southeast Asia, and North Africa; G - 7 countries consist of Canada, France, Germany, Italy, Japan, the United Kingdom, the United States Median of GDP measured in local currency

Video: rewarding user loyalty to enhance monetization

Unique blend of social and gamification…

Gamification to incentivize user engagement & spending

Levelling mechanism


Level 41
Experience points: 1,099,012
Points until next level: 14,988

Achievement system


Achievements
Events
Gifting Master
Best Viewer

Enhanced social features rewarding highly engaged users

Highlighted messages in chatrooms


Lv.7 Miss Snow: @Keep hey how are you
Lv.87 VIP3 Roy Perez: Next song see you again

Exclusive VIP virtual gifts


VIP3
VIP4
300
Angelic Wings
666
Baby Phoenix

And many more…

…Continuously converts users into higher paying VIPs

Minimum monthly user spend to achieve VIP tier (in US$ mn)

Growth in VIP subscribers (2021 relative to 2019)


$143
VIP 1
2.7x
$2,857
VIP 4
2.9x
$28,571+
VIP 7-10
3.7x

Source: Company information

49

Video: highly engaging, with strong retention and continuously improving monetization Source: Company information N ote: (1) Terms abbreviated – Average Revenue per Paying User (“ARPPU”) Defined as paying users who did not download the apps through advertisements on direct advertising platforms such as Google and Facebook Video average time spent per day (minutes) Payer retention by cohort Annual ARPPU (2) % of organic paying users (1) 50 Q 1 ' 20 53 56 59 62 65 Q 2 ' 20 Q 3 ' 20 Q 4 ' 20 Q 1 ' 21 Q 2 ' 21 Q 3 ' 21 Q 4 ' 21 ( m i nutes ) 62 mins 66% 69% 2 0 20 2 0 21 $236 $308 2 0 20 2 0 21 + 31% 58% 32% 21% 6 0% 5 0% 4 0% 3 0% 2 0% 1 0% 0% 7 0% 2017 c oh o r t 2018 c oh o r t 1 - Year 2020 c oh o r t 2 - Y ear 2019 cohort 3 - Y ear (2) For all users who joined prior to the referenced year (i.e., 2020 figures refers to ARPPU generated in 2020 from users who joined the platform prior to 2020) 50

E - commerce: capitalizing on the strong trend of social commerce Source: eMarketer, Influencer Marketing Hub 5,200 6,900 2 0 21A 2 0 24E Global e - commerce sales (in US$ bn) Direct - to - consumer e - commerce platform: launched in late 2021, offering best quality consumer products across electronics and fashion to capture wide user segments Seasoned e - commerce team members: leadership team comprised of veterans with 10+ years experience in global direct - to - consumer ecommerce World - class supply chain capabilities: deep warehouse and logistics capabilities Demand side synergies: leveraging ASIG’s social userbase, influencers, and global operational infrastructure 732 1,639 2 0 21A 2 0 24E Global social commerce sales (in US$ bn) Market trend: e - commerce is growing more social N ote: Terms abbreviated – Enterprise Resource Planning (“ERP”) 51 ASIG’s strategy & edge

Payments: monetizing unbanked communities in emerging markets

Problem
Large unbanked population in emerging markets are unable to pay and get paid

~60% of the population are **unbanked** in many emerging markets(1)





Key problems for ASIG businesses

Users cannot pay

Creators cannot receive revenue share

Solution
One integrated global payment aggregator

Now

Payments via regional channels(2) > Accounted for **39%** of 2021 Uplive revenue

UPPAY

ASIG payment aggregation platform



Integration of 60+ regional payment channels globally

Payments via non-banking channels > Accounted for **60%** of 2021 Uplive payment to creators

Future

- Support other global merchants to collect revenue from emerging markets
- Provide further fintech solutions to ASIG's unbanked user base

Source: World Bank's Global Findex Database 2021
(1) Refers to population above 15 years old; Emerging Markets definition includes Middle East and North Africa (excluding high income), South Asia, and Sub-Saharan Africa (excluding high income)
(2) Payment channels excluding bank transfers, Google Pay, and Apple Pay

52

Thank you